                                  EXHIBIT 10.35

                           AMENDMENT NO. 1 AND CONSENT


         This Amendment No. 1 and Consent dated as of June 5, 1998 ("Agreement") is among Denali Incorporated, a Delaware corporation, Fluid Containment, Inc., a Delaware corporation, Ershigs, Inc., a Washington corporation, Ershigs Biloxi, Inc., a Mississippi corporation, and SEFCO, Inc., an Oklahoma corporation (collectively, "Borrowers"), the banks party to the Credit Agreement described below ("Banks"), and NationsBank, N.A. (successor by merger to NationsBank of Texas, N.A.), as agent for the Banks ("Agent").

                                  INTRODUCTION

         A. The Borrowers, the Agent, and the Banks are parties to the Amended and Restated Credit Agreement dated as of March 23, 1998 (the "Credit Agreement").

         B. The Borrowers have requested that the Banks agree to make certain amendments to the Credit Agreement in connection with the Company's proposed acquisition of all of the issued and outstanding stock of Fibercast Company, a Delaware corporation ("Fibercast"), under the terms of the Stock Purchase Agreement dated as of May 11, 1998 ("Purchase Agreement") among the Company, the Fibercast stockholders, and Fibercast.

         THEREFORE, the Borrowers, the Agent, and the Banks hereby agree as follows:

        Section 1. Definitions. Unless otherwise defined in this Agreement, terms used in this Agreement which are defined in the Credit Agreement shall have the meanings assigned to such terms in the Credit Agreement.

         Section 2.  Amendment.

         (a) In Section 1.1, the definition of "Applicable Margin" is amended in its entirety to read as follows:

                  "Applicable Margin" means, with respect to interest rates and letter of credit fees and as of any date of its determination, an amount equal to the percentage amount per annum set forth in the table below opposite the applicable ratio of (a) the consolidated Funded Debt of the Company as of the end of the fiscal quarter then most recently ended to (b) the consolidated EBITDA of the Company as of the end of the four quarter period ending on the last day of such fiscal quarter, as determined below:


            Funded Debt to     Applicable Margin for      Applicable Margin for     Applicable Letter of
                EBITDA             LIBOR Tranches          Prime Rate Tranches           Credit Fees
           ------------------ ------------------------- --------------------------- -----------------------
           less than 1.00             1.25%                      0.00%                     1.25%

           greater than or equal
           to 1.00 but less
           than 1.50                  1.50%                      0.00%                     1.50%


           greater than or equal
           to 1.50 but less
           than 2.00                  1.75%                      0.00%                     1.75%

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
           greater than or equal to
           2.00 but less than 2.50           2.00%              0.00%                     2.00%

           greater than or equal to
           2.50 but less than 3.00           2.25%              0.00%                     2.00%

           greater than or equal
           to 3.00                           2.50%              0.25%                     2.00%

         Beginning on June 5, 1998, the foregoing ratio shall be deemed to be greater than or equal to 3.00 to 1.00 until August 15, 1998. For each subsequent period from and including any Reset Date, beginning with August 15, 1998, to but not including the next Reset Date to occur, the Applicable Margin for that period shall be based upon the foregoing ratio calculated as of the end of the last day of the Company's fiscal quarter immediately preceding such Reset Date. Upon any change in the Applicable Margin, the Agent shall promptly notify the Company and the Banks of the new Applicable Margin.

         (b) In Section 1.1, the definition of "EBITDA" is amended:

               (i) by deleting "For the purposes of calculating the Fixed Charge Coverage Ratio only," in the last sentence and

              (ii) by adding the following to the end of the last sentence:

                  and may not, in the case of add backs in respect of Fibercast Company, exceed $552,000 for the fiscal quarters ending September 30, 1997 and December 31, 1997 and $413,000 for the fiscal quarters ending March 31, 1998 and June 30, 1998

         (c) In Section 1.1, the following new definition of "Funded Debt" is added in alphabetical order:

                  "Funded Debt" means the outstanding principal amount of all indebtedness for borrowed money of any Person, but in any event shall include, without duplication any obligation with respect to the principal component of a Capital Lease.

         (d) In Section 1.1, the definition of "Interest Hedge Agreements" is amended in its entirety to read as follows:

                  "Interest Hedge Agreement" means any Derivative between a Borrower and any financial institution providing for the exchange of risks related to price changes in the interest rate on the Revolving Advances or any Term Loan under this Agreement.

         (e) In Section 1.1, paragraph (e) of the definition of "Permitted Debt" is amended by adding "the assets of" before "any Credit Party" in the third line.

         (f) In Section 1.1, paragraph (a) of the definition of "Permitted Investments" is amended by adding "and" before "(ii)".

         (g) In Section 1.1, the definition of "Permitted Liens" is amended:

               (i)   by deleting "and" at the end of paragraph (g);

              (ii) by substituting "; and" for the period at the end of paragraph (h); and

             (iii)   by adding the following new paragraph (i):

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                    (i)  Liens permitted by paragraph (e) of the definition  of
             "Permitted Debt."

         (h) In Section 1.1, the definition of "Total Liabilities" is deleted.

         (i) In paragraph (b) of Section 2.3, the following is added to the end of the first sentence:

         ; provided that the letter of credit fees for any Letter of Credit shall not be less than $500.00.

         (j) Paragraph (a) of Section 5.5 is amended in its entirety to read as follows:

                  (a) Funded Debt to EBITDA. The Company shall not permit the ratio of (i) its consolidated Funded Debt as of the end of any fiscal quarter to (b) its consolidated EBITDA for the four fiscal quarters then ended to greater than (i) for the fiscal quarter ending September 30, 1998, 3.25; (ii) for the fiscal quarter ending December 31, 1998, 3.00; (iii) for the fiscal quarter ending March 31, 1999, 2.75; and
         (iv) for each fiscal quarter ending thereafter, 2.50.

         (k) In Section 5.5, clause (C) of paragraph (b) is amended in its entirety to read as follows:

         (C) the greater of (1) $2,000,000 and (2) 20% of (y) the Revolving Commitment on such day minus (z) the amount determined under clause (a) of the definition of "Borrowing Base" on such day;

         (l) The following new Section 5.22 is added:

                  5.22 Interest Rate Protection. The Company shall enter into Interest Hedge Agreements on or before December 31, 1998 to fix the rate of interest at a level reasonably acceptable to the Agent on at least $10,000,000 of the Revolving Advances and Term Loans for three years unless on or before December 31, 1998 the Company shall have received at least $15,000,000 in net cash proceeds from the sale of its capital stock or the issuance of any Debt.

         (m) Exhibit C to the Credit Agreement shall be replaced with Exhibit C attached to this Agreement.

         Section 3. Consent. Upon the effectiveness of this Agreement, the Banks and the Agent consent to the acquisition of Fibercast under the terms of the Purchase Agreement, as amended with the consent of the Banks and the Agent.

         Section 4. Representations and Warranties. The Borrowers represent and warrant to the Agent and the Banks that, after giving effect hereto:

         (a) the representations and warranties of the Borrowers set forth in the Credit Agreement and in the other Loan Documents are true and correct in all material respects as of the date of this Agreement, except those that by their terms relate only to a specific date;

         (b) (i) the execution, delivery, and performance of this Agreement are within the corporate power and authority of the Borrowers and have been duly authorized by appropriate proceedings, and (ii) this Agreement constitutes a legal, valid, and binding obligation of the Borrowers enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; and

         (c) as of the effectiveness of this Agreement, no Default or Event of Default has occurred and is continuing.

         Section 5. Effectiveness. This Agreement shall become effective and the Credit Agreement shall be amended as provided in this Agreement upon the occurrence of the following conditions precedent:

         (a) the Borrowers and the Banks shall have delivered duly and validly executed originals of this Agreement to the Agent;

         (b) the representations and warranties in this Agreement shall be true and correct in all material respects;

         (c) the following documents shall have been executed and delivered to the Agent:

               (i) a duly completed Acquisition Certificate regarding the acquisition of Fibercast;

              (ii) a duly completed Borrowing Base and Compliance Certificate giving effect to the acquisition of Fibercast;

             (iii) a Joinder Agreement by Fibercast in the form of Exhibit J to the Credit Agreement revised to also add Fibercast as a party to the Security Agreement executed by the Company's Subsidiaries;

              (iv) an amendment to the Company's Pledge Agreement pledging all of the issued and outstanding capital stock of Fibercast, share certificates evidencing such capital stock, and stock powers in blank for such share certificates;

               (v) a Guarantors' reaffirmation in form satisfactory to the Agent;

              (vi) appropriate UCC-1 financing statements for filing in each jurisdiction required by the Security Agreement after the joinder of Fibercast;

             (vii) (A) a secretary's certificate of Fibercast certifying true copies of Fibercast's articles of incorporation, bylaws, and resolutions authorizing its execution and delivery of the documents required by this Agreement and specimen signatures of Fibercast's officers authorized to sign such documents and (B) certificates of existence and good standing for Fibercast from Delaware and Oklahoma;

            (viii) a true copy of the Purchase Agreement and all amendments thereto; and

              (ix) such lien releases and amendment and revolving credit termination documentation as the Agent may request from the Bank of Oklahoma and Fibercast;


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         (d)  the Agent shall have received a legal opinion from counsel to the
Borrowers in form and substance reasonably satisfactory to the Agent;

         (e) contemporaneously with or before the effectiveness of this Agreement, the Company's acquisition of Fibercast shall have been consummated in accordance with the terms of the Purchase Agreement and all governmental approvals required in connection therewith shall have been received; and

         (f) the Borrowers shall have paid all reasonable expenses payable to the Bank under the Loan Documents, including all attorneys' fees which have been invoiced, and any fees agreed on between the Company and the Bank in connection with this Agreement.

         Section 6.  Effect on Loan Documents.

         (a) Except as amended herein, the Credit Agreement and the Loan Documents remain in full force and effect as originally executed. Nothing herein shall act as a waiver of any of the Agent's or Banks' rights under the Loan Documents, as amended, including the waiver of any Default or Event of Default, however denominated.

         (b) This Agreement is a Loan Document for the purposes of the provisions of the other Loan Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Agreement may be a Default or Event of Default under other Loan Documents.

         Section 7. Choice of Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas.

         Section 8. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original.

         PURSUANT TO SECTION 26.02 OF THE TEXAS BUSINESS AND COMMERCE CODE, A LOAN AGREEMENT IN WHICH THE AMOUNT INVOLVED IN THE LOAN AGREEMENT EXCEEDS $50,000 IN VALUE IS NOT ENFORCEABLE UNLESS THE LOAN AGREEMENT IS IN WRITING AND SIGNED BY THE PARTY TO BE BOUND OR THAT PARTY'S AUTHORIZED REPRESENTATIVE. THE RIGHTS AND OBLIGATIONS OF THE PARTIES TO AN AGREEMENT SUBJECT TO THE PRECEDING PARAGRAPH SHALL BE DETERMINED SOLELY FROM THE WRITTEN LOAN AGREEMENT, AND ANY PRIOR ORAL AGREEMENTS BETWEEN THE PARTIES ARE SUPERSEDED BY AND MERGED INTO THE LOAN AGREEMENT. THIS WRITTEN AGREEMENT AND THE LOAN DOCUMENTS, AS DEFINED IN THE CREDIT AGREEMENT, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.


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         EXECUTED to be effective as of the date first above written.

                                        BORROWERS:

                                        DENALI INCORPORATED

                                        By: /s/ R. KEVIN ANDREWS
                                           ------------------------
                                                R. Kevin Andrews
                                                Treasurer

                                        ERSHIGS BILOXI, INC.

                                        By: /s/ R. KEVIN ANDREWS
                                           ------------------------
                                                R. Kevin Andrews
                                                Treasurer

                                        FLUID CONTAINMENT, INC.

                                        By: /s/ CATHY L. SMITH
                                           ------------------------
                                                Cathy L. Smith
                                                Secretary

                                        ERSHIGS, INC.

                                        By: /s/ R. KEVIN ANDREWS
                                           ------------------------
                                                R. Kevin Andrews
                                                Treasurer

                                        SEFCO, INC.

                                        By: /s/ R. KEVIN ANDREWS
                                           ------------------------
                                                R. Kevin Andrews
                                                Treasurer

                                        AGENT AND BANK:

                                        NATIONSBANK, N.A., as Agent and Bank

                                        By: /s/ MARK W. MONTGOMERY
                                           ------------------------
                                                Mark W. Montgomery
                                                Vice President